UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2013 (January 29, 2013)

SUNSHINE HEART, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-35312 (Commission File No.)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

 Eden Prairie, Minnesota

(Address of Principal Executive Offices)  (Zip Code)

(952) 345-4200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation

On January 29, 2013, Dr. William Peters resigned from the Board of Directors (the “Board”) of Sunshine Heart, Inc. (the “Company”).  Dr. Peters’ resignation was not based on any disagreement with the Company.

Appointment of New Director

Pursuant to Article V Section A(5) of the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended, and Article IV Section 18 of the Company’s Amended and Restated Bylaws, effective January 29, 2013, on the recommendation of the Company’s Governance and Nominating Committee, the Board elected Mr. Warren S. Watson to fill the vacancy in Class I on the Board resulting from Dr. Peters’ resignation, to hold office until his successor is duly appointed and qualified or until his earlier resignation or removal.  Additionally, on January 16, 2013, the Board reduced the size of the Board to seven (7) thereby leaving no vacancy on the Board resulting from Mr. Mark Harvey’s resignation on November 12, 2012.

Mr. Watson is a medical device executive with over thirty-five (35) years of experience in the field of medical devices.  Since 1982, Mr. Watson has served on the board of directors of Citizens Independent Bank of St. Louis Park, Minnesota, a community bank with four (4) branches and $300MM in assets.  From 2010 until 2012, he served as the Executive Chairman of Cameron Health, a medical technology company focused on subcutaneous implantable cardioverter and defibrillator devices.  From 2004 until 2009, Mr. Watson served as a director for CardioMems, Inc., a start-up company focused on pulmonary artery pressure monitoring for patients with heart failure.  From 2002 until 2009, Mr. Watson served as Vice President of Cardiac Rhythm Management Research and Development, an organization leading over 1,800 professionals worldwide; he also served as Chair of the Medtronic Corporate Research and Development Council during his tenure with the organization.  From 2002 until 2007, Mr. Watson served as the Vice President and General Manager of the San Jose-based CardioRhythm cardiac ablation business.

Mr. Watson’s qualifications to serve on the Board include his executive leadership in the field of medical devices, his thirty-five (35) years of experience in the medical technology field, his successful development of multiple emerging therapies and his general business experience due to his board service for other medical technology companies such as Cardialen, Inc. since 2012 and Cardia Access, Inc. since 2011.

There was no understanding or arrangement between Mr. Watson and any other person pursuant to which Mr. Watson was elected as a director.

Mr. Watson is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Watson will participate in the compensation program applicable to all non-employee directors, which is summarized below.

Under the Company’s cash compensation policy, effective January 1, 2013, each non-employee director receives a base annual retainer of US$55,000, except for the Chairman of the Board, who receives a base annual retainer of US$105,000.

In accordance with the Company’s outside director equity compensation policy, Mr. Watson will also be eligible to receive stock options from the Company.

The foregoing is only a brief description of the material terms of our non-employee director compensation program, and is qualified in its entirety by reference to the description of our non-employee director compensation program under the heading “Information Regarding the Board of Directors and Corporate Governance — Director Compensation” in our definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on July 27, 2012 and incorporated herein in its entirety by reference.

On January 29, 2013, the Company issued a press release announcing Mr. Watson’s appointment as a director and Dr. Peter’s resignation. The press release is attached hereto as Exhibit 99.1.

Indemnity Agreements

On January 29, 2013, in connection with Mr. Watson’s election as a Class I director, the Company entered into an Indemnity Agreement with Mr. Watson in the form of our standard indemnity agreement, File No. 001-35312, which was filed with the Securities and Exchange Commission on September 30, 2011 as Exhibit 10.1 to the Registration Statement on Form 10 and is incorporated herein in its entirety by reference.

On January 29, 2013, the Company also entered into an Indemnity Agreement with Mr. John Erb, Chairman of the Board, in the form of our standard indemnification agreement, File No. 001-35312, which was filed with the Securities and Exchange Commission on September 30, 2011 as Exhibit 10.1 to the Registration Statement on Form 10 and is incorporated herein in its entirety by reference.

Item 8.01  Other Events.

On January 29, 2013, the Company issued a press release announcing that the Company intends to de-list from the official list of the Australian Stock Exchange (the “ASX”) during the first half of the 2013 calendar year.  Attached as Exhibit 99.2 is a copy of the press release announcing our intent to de-list from the ASX.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release (Warren S. Watson Appointment to the Board), dated January 29, 2013.

99.2	Press Release (Announcement Regarding Intent to De-List from ASX), dated January 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 4, 2013	SUNSHINE HEART, INC.

	By:	/S/ JEFFREY MATHIESEN
	Name:	Jeffrey Mathiesen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release (Warren S. Watson Appointment to the Board), dated January 29, 2013.

99.2	Press Release (Announcement Regarding Intent to De-List from ASX), dated January 29, 2013.